Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
May 6, 2016

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS NOI BEFORE INCOME TAXES OF $0.40 PER DILUTED SHARE, NET LOSS OF $(0.34) PER DILUTED SHARE AND NAV PER SHARE OF $20.14

Bethesda, MD - May 6, 2016 – American Capital, Ltd. (“American Capital” or the “Company”) (NASDAQ: ACAS) announced consolidated net operating income (“NOI”) before income taxes for the quarter ended March 31, 2016 of $94 million, or $0.40 per diluted share, an 8% annualized return on equity. Consolidated NOI for the quarter ended March 31, 2016 was $74 million, or $0.31 per diluted share. Consolidated net loss for the quarter ended March 31, 2016 was $(80) million, or $(0.34) per diluted share. As of March 31, 2016, net asset value (“NAV”) per share was $20.14, a $0.26 per share increase from the December 31, 2015 NAV per share of $19.88.

Q1 2016 CONSOLIDATED FINANCIAL SUMMARY

•	$20.14 NAV per share outstanding

✓	$0.26 per share increase from Q4 2015

✓	5% annualized economic return from Q4 2015

•	$0.40 NOI before income taxes per diluted share, or $94 million

✓	8%, or $0.03 per diluted share, increase over Q4 2015

✓	8% annualized return on equity

✓	10% annualized return on equity, excluding non-recurring costs

◦	$8 million of severance related costs

◦	$5 million of transaction costs associated with the strategic review process

•	$0.31 NOI after income taxes per diluted share, or $74 million

✓	29%, or $0.07 per diluted share, increase over Q4 2015, or $13 million

•	$(0.34) net loss per diluted share, or $(80) million

✓	61%, or $0.54 per diluted share, improvement over Q4 2015, or $147 million

•	$635 million of cash proceeds from realizations

✓	$378 million from settled Senior Floating Rate Loans (“SFRLs”)

✓	$126 million from Sponsor Finance and Other Investments

✓	$43 million from the sale of a significant portion of our commercial mortgage portfolio

•	$132 million of new committed investments

✓	$65 million in Sponsor Finance and Other Investments

✓	$33 million in American Capital Asset Management, LLC (“ACAM”)

•	21.2 million shares of American Capital common stock repurchased for $297 million

✓	8.7% of shares outstanding as of December 31, 2015

✓	$13.96 average price per share

✓	$0.53 per share accretive to March 31, 2016 NAV per share

American Capital, Ltd.
May 6, 2016

“Given our ongoing strategic review process, we will not be conducting a shareholder call again this quarter,” said Malon Wilkus, Chairman and Chief Executive Officer. “However, we are providing significant information regarding the Company through our quarterly report on Form 10‑Q, which we filed with the SEC today, along with today's press release announcing earnings plus earnings-related slides posted on our website.”

“Our first quarter realizations, coupled with income from operations, contributed to our ability to repurchase $297 million of our stock in the quarter,” continued Mr. Wilkus. “We have now purchased $730 million under our current share repurchase program.  Through this program and our strategic review process, we remain focused on maximizing shareholder value.”

PORTFOLIO VALUATION
For the quarter ended March 31, 2016, net unrealized depreciation, before income taxes, on American Capital’s consolidated investment portfolio totaled $76 million. The primary components of the net unrealized depreciation were:

•
$151 million net unrealized depreciation in ACAM primarily due to a reduction in projected management fees for managing AGNC and MTGE partially due to a decrease in the equity capital of each company as a result of share repurchases and net realized losses;

•
$30 million net unrealized depreciation in Structured Products investments primarily due to declining dealer marks and decreasing spreads on underlying collateral as certain investments are nearing the end of their life;

•
$27 million net unrealized depreciation in Sponsor Finance and Other Investments primarily driven by $13 million of unrealized depreciation associated with the payment to American Capital of a non-recurring cash dividend on equity investments and $14 million of net unrealized depreciation relating to declines across the debt portfolio as spreads widened during the quarter; partially offset by

•	$97 million reversal of prior period unrealized depreciation associated with net realized losses on portfolio investments;

•	$26 million net unrealized appreciation in American Capital One Stop Buyouts primarily driven by portfolio companies that are currently in a sales process.

“During the quarter, we completed the sale of a significant portion of our commercial mortgage portfolio and related fee agreements and select collateral administration rights,” said John Erickson, Chief Financial Officer and President, Structured Finance. “American Capital and its affiliates received net cash proceeds of $65 million, subject to post-closing adjustments, which had a fair value of approximately $40 million as of December 31, 2015, after incorporating post-December 31, 2015 adjustments.”

PORTFOLIO PERFORMANCE
As of March 31, 2016, the weighted average effective interest rate on consolidated debt investments at cost, excluding Senior Floating Rate Loans and including non-accrual loans, was 8.6%, 10 basis points higher than the December 31, 2015 rate of 8.5%. Excluding the impact of debt investments on non-accrual, the weighted average effective interest rate on consolidated debt investments at cost as of March 31, 2016, excluding Senior Floating Rate Loans, was 9.7%, 20 basis points higher than the December 31, 2015 rate of 9.5%. The weighted average effective interest rate on European Capital’s debt investments at cost as of March 31, 2016 was 1.7%, 100 basis points lower than the December 31, 2015 rate of 2.7%. Excluding the impact of debt investments on non-accrual, the weighted average effective interest rate on European Capital’s debt investments at cost as of March 31, 2016 was 7.5%, 200 basis points higher than the December 31, 2015 rate of 5.5%. The weighted average effective interest rate on consolidated debt investments at cost as of March 31, 2016 was 8.6%, 20 basis points higher than the December 31, 2015 rate of 8.4%.

As of March 31, 2016, excluding European Capital loans, loans with a fair value of $115 million were on non-accrual, representing 5.1% of total loans at fair value, compared to $103 million, or 4.4%, of loans at fair value as of December 31, 2015. The $12 million increase in the fair value of loans on non-accrual was generally driven by the addition of a loan placed on non-accrual status. Excluding European Capital loans, total loans on non-accrual were valued at 62.2% of cost at the end of the quarter, a 6.5% increase from the prior quarter. This is an estimate of the amount the Company expects to recover on non-accruing loans. Excluding European Capital loans, the estimated loss on total loans at cost, defined as net accumulated depreciation on non-accrual loans plus realized losses on loans during the period, was $92 million, or 3.9%.

As of March 31, 2016, European Capital loans with a fair value of $22 million were on non-accrual, representing 48.9% of total European Capital loans at fair value, compared to $18 million, or 16.8%, of European Capital loans at fair value as of December 31, 2015. The $4 million increase in the fair value of European Capital loans on non-accrual was generally

American Capital, Ltd.
May 6, 2016

driven by an increase in fair value of existing loans on non-accrual. Total European Capital loans on non-accrual were valued at 22.7% of cost at the end of the quarter, a 3.8% increase from the prior quarter. The estimated loss on total European Capital loans at cost was $75 million, or 60.0%.

SHARE REPURCHASE PROGRAM
As previously announced, American Capital's share repurchase program, which began in the third quarter of 2015, contemplates the purchase of $600 million to $1 billion of shares of the Company's common stock. Under the program, purchases will only be made at per share prices below 85% of the Company's net asset value per share and will be subject to certain other conditions.  The Company entered into a Rule10b5-1 trading plan to undertake accretive share repurchases on a non-discretionary basis up to the $1 billion limit. As of March 31, 2016, the Company has purchased a total of $730 million of our common stock under this program.

During the first quarter of 2016, American Capital made open market purchases of 21.2 million shares, or 8.7% of the Company's outstanding shares as of December 31, 2015, for an aggregate price of $297 million, of American Capital common stock at an average price of $13.96 per share. Since August 2011, American Capital has made open market purchases of 159.7 million shares, or $2.0 billion, of American Capital common stock at an average price of $12.62 per share. This represents 46% of shares outstanding immediately prior to August 2011.

American Capital, Ltd.
May 6, 2016

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of March 31, 2016, December 31, 2015 and March 31, 2015
(in millions, except per share amounts)

	Q1	Q4	Q1 2016 Versus Q4 2015		Q1	Q1 2016 Versus Q1 2015
	2016	2015	$	%	2015	$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $4,725, $4,905 and $6,924, respectively)	$4,737	$4,998	$(261)	(5%)	$7,035	$(2,298)	(33%)
Cash and cash equivalents	364	483	(119)	(25%)	469	(105)	(22%)
Restricted cash and cash equivalents	32	46	(14)	(30%)	81	(49)	(60%)
Interest and dividend receivable	54	48	6	13%	40	14	35%
Deferred tax asset, net	212	198	14	7%	276	(64)	(23%)
Trade date settlement receivable	32	373	(341)	(91%)	25	7	28%
Other	84	94	(10)	(11%)	102	(18)	(18%)
Total assets	$5,515	$6,240	$(725)	(12%)	$8,028	$(2,513)	(31%)

Liabilities and Shareholders' Equity
Debt, net	$887	$1,253	$(366)	(29%)	$1,996	$(1,109)	(56%)
Trade date settlement liability	—	2	(2)	(100%)	385	(385)	(100%)
Long term incentive plan liability	27	34	(7)	(21%)	30	(3)	(10%)
Other	121	129	(8)	(6%)	191	(70)	(37%)
Total liabilities	1,035	1,418	(383)	(27%)	2,602	(1,567)	(60%)

Shareholders' equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—%	—	—	—%
Common stock, $0.01 par value, 1,000.0 shares authorized, 227.6, 247.3 and 273.9 issued and 222.4, 242.6 and 269.7 outstanding, respectively	2	2	—	—%	3	(1)	(33%)
Capital in excess of par value	5,561	5,847	(286)	(5%)	6,281	(720)	(11%)
Cumulative translation adjustment, net of tax	(93)	(101)	8	8%	(134)	41	31%
Distributions in excess of net realized earnings	(877)	(879)	2	—%	(668)	(209)	(31%)
Net unrealized depreciation of investments	(113)	(47)	(66)	(140%)	(56)	(57)	(102%)
Total shareholders' equity	4,480	4,822	(342)	(7%)	5,426	(946)	(17%)
Total liabilities and shareholders' equity	$5,515	$6,240	$(725)	(12%)	$8,028	$(2,513)	(31%)

NAV per common share outstanding	$20.14	$19.88	$0.26	1%	$20.12	$0.02	—%

American Capital, Ltd.
May 6, 2016

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2016, December 31, 2015 and March 31, 2015
(in millions, except per share data)
(unaudited)

			Q1 2016 Versus Q4 2015			Q1 2016 Versus Q1 2015
	Q1 2016	Q4 2015	$	%	Q1 2015	$	%

OPERATING REVENUE
Interest and dividend income	$149	$153	$(4)	(3%)	$138	$11	8%
Fee income	13	20	(7)	(35%)	16	(3)	(19%)
Total operating revenue	162	173	(11)	(6%)	154	8	5%

OPERATING EXPENSES
Interest	15	21	(6)	(29%)	17	(2)	(12%)
Salaries, benefits and stock-based compensation	34	34	—	—%	40	(6)	(15%)
European Capital management fees	2	2	—	—%	4	(2)	(50%)
General and administrative	17	21	(4)	(19%)	15	2	13%
Total operating expenses	68	78	(10)	(13%)	76	(8)	(11%)

NET OPERATING INCOME BEFORE INCOME TAXES	94	95	(1)	(1%)	78	16	21%

Tax provision	(20)	(34)	14	41%	(28)	8	29%
NET OPERATING INCOME	74	61	13	21%	50	24	48%

Net realized gain (loss)
Portfolio company investments	(83)	(138)	55	40%	(206)	123	60%
Foreign currency transactions	—	(9)	9	100%	(2)	2	100%
Derivative agreements and other	(17)	—	(17)	(100%)	(48)	31	65%
Tax benefit	12	13	(1)	(8%)	43	(31)	(72%)
Total net realized loss	(88)	(134)	46	34%	(213)	125	59%

Net unrealized appreciation (depreciation)
Portfolio company investments	(76)	(98)	22	22%	229	(305)	NM
Foreign currency translation	(8)	(3)	(5)	(167%)	19	(27)	NM
Derivative agreements and other	13	(5)	18	NM	6	7	117%
Tax benefit (provision)	5	(48)	53	NM	(76)	81	NM
Total net unrealized (depreciation) appreciation	(66)	(154)	88	57%	178	(244)	NM

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS (“NET (LOSS) EARNINGS”)	$(80)	$(227)	$147	65%	$15	$(95)	NM

NET OPERATING INCOME BEFORE INCOME TAXES PER COMMON SHARE
Basic	$0.40	$0.37	$0.03	8%	$0.29	$0.11	38%
Diluted	$0.40	$0.37	$0.03	8%	$0.28	$0.12	43%

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.31	$0.24	$0.07	29%	$0.18	$0.13	72%
Diluted	$0.31	$0.24	$0.07	29%	$0.18	$0.13	72%

NET REALIZED LOSS PER COMMON SHARE
Basic	$(0.06)	$(0.28)	$0.22	79%	$(0.60)	$0.54	90%
Diluted	$(0.06)	$(0.28)	$0.22	79%	$(0.58)	$0.52	90%

NET LOSS (EARNINGS) PER COMMON SHARE
Basic	$(0.34)	$(0.88)	$0.54	61%	$0.06	$(0.40)	NM
Diluted	$(0.34)	$(0.88)	$0.54	61%	$0.05	$(0.39)	NM

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	235.0	257.6	(22.6)	(9%)	271.1	(36.1)	(13%)
Diluted	235.0	257.6	(22.6)	(9%)	282.9	(47.9)	(17%)
______________________________
NM = Not meaningful

American Capital, Ltd.
May 6, 2016

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended March 31, 2016, December 31, 2015 and March 31, 2015
(in millions, except per share data)
(unaudited)

			Q1 2016 Versus Q4 2015			Q1 2016 Versus Q1 2015
	Q1 2016	Q4 2015	$	%	Q1 2015	$	%

Assets Under Management
American Capital Total Assets at Fair Value	$5,515	$6,244	$(729)	(12%)	$8,034	$(2,519)	(31%)
Externally Managed Assets at Fair Value(1)	71,925	67,098	4,827	7%	83,715	(11,790)	(14%)
Total	$77,440	$73,342	$4,098	6%	$91,749	$(14,309)	(16%)

Third-Party Earning Assets Under Management(2)	$14,168	$14,467	$(299)	(2%)	$14,630	$(462)	(3%)
Total Earning Assets Under Management(3)	$19,683	$20,711	$(1,028)	(5%)	$22,664	$(2,981)	(13%)

New Investments
First Lien Senior Debt	$50	$380	$(330)	(87%)	$747	$(697)	(93%)
Second Lien Senior Debt	52	111	(59)	(53%)	12	40	333%
Mezzanine Debt	—	4	(4)	(100%)	54	(54)	(100%)
Preferred Equity	9	19	(10)	(53%)	90	(81)	(90%)
Common Equity	21	143	(122)	(85%)	2	19	950%
Structured Products	—	29	(29)	(100%)	47	(47)	(100%)
Total by Security Type	$132	$686	$(554)	(81%)	$952	$(820)	(86%)

Sponsor Finance and Other Investments	$48	$462	$(414)	(90%)	$41	$7	17%
Investments in ACAM and Fund Development	33	125	(92)	(74%)	19	14	74%
European Capital	7	5	2	40%	169	(162)	(96%)
Structured Products	—	29	(29)	(100%)	47	(47)	(100%)
Senior Floating Rate Loans	—	18	(18)	(100%)	603	(603)	(100%)
Add-on Financing for Growth and Working Capital	27	41	(14)	(34%)	21	6	29%
Add-on Financing for Distressed Situations	13	1	12	NM	6	7	117%
Add-on Financing for Acquisitions	4	5	(1)	(20%)	—	4	100%
Add-on Financing for Recapitalizations, not Including Distressed Investments	—	—	—	—%	46	(46)	(100%)
Total by Use	$132	$686	$(554)	(81%)	$952	$(820)	(86%)

Realizations
Loan Syndications and Sales	$539	$2,022	$(1,483)	(73%)	$54	$485	898%
Equity Investments	32	28	4	14%	93	(61)	(66%)
Principal Prepayments	31	228	(197)	(86%)	29	2	7%
Scheduled Principal Amortization	19	107	(88)	(82%)	32	(13)	(41%)
Payment of Accrued PIK Notes and Dividends and Accreted OID	14	23	(9)	(39%)	17	(3)	(18%)
Total by Source	$635	$2,408	$(1,773)	(74%)	$225	$410	182%

Senior Floating Rate Loans	$378	$1,808	$(1,430)	(79%)	$91	$287	315%
Sponsor Finance and Other Investments	126	65	61	94%	2	124	NM
Structured Products	55	344	(289)	(84%)	5	50	NM
European Capital	44	110	(66)	(60%)	110	(66)	(60%)
American Capital One Stop Buyouts®	31	78	(47)	(60%)	14	17	121%
American Capital Asset Management	1	3	(2)	(67%)	3	(2)	(67%)
Total by Business Line	$635	$2,408	$(1,773)	(74%)	$225	$410	182%

American Capital, Ltd.
May 6, 2016

			Q1 2016 Versus Q4 2015			Q1 2016 Versus Q1 2015
	Q1 2016	Q4 2015	$	%	Q1 2015	$	%

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$6	$18	$(12)	(67%)	$5	$1	20%
Gross Realized Loss	(89)	(156)	67	43%	(211)	122	58%
Portfolio Net Realized Loss	(83)	(138)	55	40%	(206)	123	60%
Foreign Currency Transactions	—	(9)	9	100%	(2)	2	100%
Derivative Agreements and Other	(5)	—	(5)	(100%)	(2)	(3)	(150%)
Long Term Incentive Plan Liability	(12)	—	(12)	(100%)	(46)	34	74%
Tax Benefit	12	13	(1)	(8%)	43	(31)	(72%)
Net Realized Loss	(88)	(134)	46	34%	(213)	125	59%

Net Unrealized Appreciation (Depreciation) of American Capital One Stop Buyouts®	26	(9)	35	NM	4	22	550%
Net Unrealized (Depreciation) Appreciation of American Capital Sponsor Finance and Other Investments	(27)	5	(32)	NM	—	(27)	(100%)
Net Unrealized Appreciation (Depreciation) of European Capital Investments	11	(7)	18	NM	2	9	450%
Net Unrealized Depreciation of ACAM	(151)	(130)	(21)	(16%)	(4)	(147)	NM
Net Unrealized (Depreciation) Appreciation of Senior Floating Rate Loans	(2)	(2)	—	—%	21	(23)	NM
Net Unrealized Depreciation of Structured Products	(30)	(66)	36	55%	(3)	(27)	(900%)
Reversal of Prior Period Net Unrealized Depreciation Upon Realization	97	111	(14)	(13%)	209	(112)	(54%)
Net Unrealized (Depreciation) Appreciation of Portfolio Company Investments	(76)	(98)	22	22%	229	(305)	NM
Foreign Currency Translation - European Capital Investments	(12)	(3)	(9)	(300%)	28	(40)	NM
Foreign Currency Translation - Other	4	—	4	100%	(9)	13	NM
Derivative Agreements and Other	13	(5)	18	NM	6	7	117%
Tax Benefit (Provision)	5	(48)	53	NM	(76)	81	NM
Net Unrealized (Depreciation) Appreciation of Investments	(66)	(154)	88	57%	178	(244)	NM

Net Gains, Losses, Appreciation and Depreciation	$(154)	$(288)	$134	47%	$(35)	$(119)	(340%)

Other Financial Data
NAV per Share	$20.14	$19.88	$0.26	1%	$20.12	$0.02	—%
Market Capitalization	$3,389	$3,345	$44	1%	$3,989	$(600)	(15%)
Total Enterprise Value(4)	$3,912	$4,115	$(203)	(5%)	$5,516	$(1,604)	(29%)
Asset Coverage Ratio	600%	482%			370%
Debt to Equity Ratio	0.2x	0.3x			0.4x
Credit Quality
Weighted Average Effective Interest Rate on SFRLs at Period End(5)	3.7%	4.4%			4.3%
Weighted Average Effective Interest Rate on Debt Investments, Excluding SFRLs, at Period End(5)	8.6%	8.5%			8.9%
Weighted Average Effective Interest Rate on European Capital's Debt Investments at Period End(5)	1.7%	2.7%			5.6%
Weighted Average Effective Interest Rate on All Debt Investments at Period End(5)	8.6%	8.4%			6.6%
European Capital Loans on Non-Accrual at Cost	$97	$95	$2	2%	$137	$(40)	(29%)
Loans on Non-Accrual at Cost, excluding European Capital	$185	$185	$—	—%	$186	$(1)	(1%)
Total Loans on Non-Accrual at Cost	$282	$280	$2	1%	$323	$(41)	(13%)
European Capital Loans on Non-Accrual at Fair Value	$22	$18	$4	22%	$20	$2	10%
Loans on Non-Accrual at Fair Value, excluding European Capital	$115	$103	$12	12%	$98	$17	17%
Total Loans on Non-Accrual at Fair Value	$137	$121	$16	13%	$118	$19	16%
Total Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	11.4%	10.6%			7.3%
Total Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	6.0%	4.9%			2.8%
Total Non-Accruing Loans at Fair Value as a Percentage of Non-Accruing Loans at Cost	48.6%	43.2%			36.5%
Estimated Loss on Non-Accrual Loans(6)	$167	$209	$(42)	(20%)	$255	$(88)	(35%)
Estimated Loss as a Percentage of Total Loans at Cost	6.7%	7.1%			6.0%
Past Due Loans at Cost	$64	$—	$64	100%	$—	$64	100%
Debt to Equity Conversions at Cost	$39	$—	$39	100%	$59	$(20)	(34%)

American Capital, Ltd.
May 6, 2016

			Q1 2016 Versus Q4 2015			Q1 2016 Versus Q1 2015
	Q1 2016	Q4 2015	$	%	Q1 2015	$	%

Return on Average Equity
LTM Net Operating Income Before Income Taxes Return on Average Shareholders' Equity	7.7%	7.1%			4.6%
LTM Net Operating Income Return on Average Shareholders' Equity	5.5%	4.8%			3.0%
LTM Net Realized (Loss) Earnings Return on Average Shareholders' Equity	(4.4%)	(7.1%)			1.5%
LTM Net (Loss) Earnings Return on Average Shareholders' Equity	(5.5%)	(3.5%)			7.1%
Current Quarter Annualized Net Operating Income Before Income Taxes Return on Average Shareholders' Equity	8.1%	7.6%			5.7%
Current Quarter Annualized Net Operating Income Return on Average Shareholders' Equity	6.4%	4.9%			3.7%
Current Quarter Annualized Net Realized Loss Return on Average Shareholders' Equity	(1.2%)	(5.8%)			(11.9%)
Current Quarter Annualized Net (Loss) Earnings Return on Average Shareholders' Equity	(6.9%)	(17.9%)			1.1%
______________________________
NM = Not meaningful

(1) Includes total assets of American Capital Agency, American Capital Mortgage, American Capital Senior Floating, American Capital Equity I, American Capital Equity II, American Capital Equity III, ACAS CLO 2007-1, ACAS CLO 2012-1, ACAS CLO 2013-1, ACAS CLO 2013-2, ACAS CLO 2014-1, ACAS CLO 2014-2, ACAS CLO 2015-1, ACAS CLO 2015-2, ACAS CLO Fund I, European Capital UK SME Debt and European Capital Private Debt, less American Capital's investment in the funds.

(2) Represents third-party earning assets under management from which the associated base management fees are calculated, less American Capital's investment in the funds.
(3) Represents total assets of American Capital less American Capital's investment in the funds as well as third-party earning assets under management from which the associated base management fees are calculated.

(4) Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.
(5) The weighted average effective interest rate is computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount or premium earned on debt investments, divided by (b) total debt investments at cost basis.

(6) Net accumulated depreciation on non-accrual loans plus realized losses on loans during the period presented.

American Capital, Ltd.
May 6, 2016

ABOUT AMERICAN CAPITAL
American Capital, Ltd. (NASDAQ: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. American Capital manages $20 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $77 billion of total assets under management (including levered assets). Through a wholly owned affiliate, American Capital manages publicly traded American Capital Agency Corp. (NASDAQ: AGNC), American Capital Mortgage Investment Corp. (NASDAQ: MTGE) and American Capital Senior Floating, Ltd. (NASDAQ: ACSF) with approximately $10 billion of total net book value. American Capital and its affiliates operate out of six offices in the U.S. and Europe. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.